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                                                            FILE NO. ___-_______
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                              FILED MARCH 13, 2000

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 2, 2000

                                 eUNIVERSE, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                          0-26355                06-1556248
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


        101 NORTH PLAINS INDUSTRIAL ROAD, WALLINGFORD, CONNECTICUT 06492
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (203) 265-6412

                                 NOT APPLICABLE.
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         As of March 1, 2000, eUniverse, Inc. ("eUniverse") acquired all of the assets of the Justsaywow.com web site from Christian Walter in exchange for $200,000 cash and 11,696 shares of eUniverse common stock valued at $100,000. After the closing, Mr. Walter became and remains employed by eUniverse. Under Mr. Walter's employment agreement with eUniverse, eUniverse will make contingent payments to Mr. Walter, over the period of six calendar months from the closing, contingent upon justsaywow.com achieving specified milestones with respect to the number of page view requests received by the Justsaywow.com web site. The contingent payments will be made in additional shares of eUniverse's common stock and have an aggregate total value of up to $200,000, based upon the fair market value of eUniverse's common stock at the time of issuance.

         Justsaywow.com is a web site that provides fun and humorous electronic greetings with animated graphics.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.






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(b) Pro-forma financial information.

         Financial statements with respect to the acquisition of Justsaywow.com are not being filed with this report on Form 8-K and will be filed as an amendment hereto within 60 days of the date of this report.

(c) Exhibits.

  Exhibit
  Number    Exhibit Title/Description
----------  -------------------------------
10.33       Letter Agreement by and between eUniverse, Inc. and Christian Walter
            d/b/a Justsaywow.com, dated February 20, 2000.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 13, 2000                        eUniverse, Inc.
                                             (Registrant)

                                         By: /s/ William R. Wagner
                                            -----------------------
                                            William R. Wagner
                                            Chief Financial Officer